
------------------------------------------------------------------------------
                         CLOSING STATEMENT INFORMATION
------------------------------------------------------------------------------

Property Name:      OLD MILL SHOPPING CENTER

Seller:             FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-8
                    A Florida Limited Partnership

Purchaser:          CC REALTY FUND, LTD.
                    A Texas Limited Liability Company

Proration Date:     6/16/98

Proration as of:    11:59 PM, TUESDAY,  JUNE 16, 1998

Closing Date:       6/17/98

Closing as of:      WEDNESDAY, JUNE 17, 1998

Tax Begin Date:     1/1/98

Tax End Date:       12/31/98

Month Begin Date    6/1/98

Month End Date      6/30/98

                               CLOSING STATEMENT
                                  FOR SALE OF
                           OLD MILL SHOPPING CENTER

--------------------------------------------------------------------------------

SELLER: FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -8 A Florida Limited Partnership

PURCHASER:               CC REALTY FUND, LTD.
                         A Texas Limited Liability Company

PRORATION DATE:          11:59 PM, TUESDAY, JUNE 16, 1998

CLOSING (FUNDING) DATE:  WEDNESDAY, JUNE 17, 1998

--------------------------------------------------------------------------------

                                                                  CREDIT            CREDIT
                                                               PURCHASER            SELLER
                                                          --------------    --------------
PURCHASE PRICE                                                                5,900,000.00

EARNEST MONEY                                                 100,000.00

PRO-RATE REAL ESTATE TAXES                                     72,648.75
     [See Schedule A]

PRO-RATE JUNE, 1998 RETAIL LEASE CHARGES                       41,504.22
     [See Schedule D]

TOTAL PREPAID TENANT CHARGES                                        0.00
     [See Schedule B]

PRO-RATE SERVICE CONTRACTS                                                        1,723.57
     [See Schedule C]

SECURITY DEPOSITS                                              20,008.21
     [See Schedule E]

                                                          --------------    --------------
     SUBTOTALS                                                234,161.18      5,901,723.57

BALANCE DUE TO SELLER                                       5,667,562.39
                                                          --------------    --------------

     TOTAL CREDITS                                          5,901,723.57      5,901,723.57
                                                          ==============    ==============

APPROVED:  SELLER                                         APPROVED:  PURCHASER

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD. -8          CC REALTY FUND, LTD.
A Florida Limited Partnership                             A Texas Limited Liability Company

By:                                                       By:
     ----------------------------                              ----------------------------
Its:                                                      Its:
     ----------------------------                              ----------------------------



Note:
WIRING INSTRUCTIONS AS FOLLOWS:

                           OLD MILL SHOPPING CENTER

                          SOURCES AND USES STATEMENT

---------------------------------------------------------------------------------------------------------------


                                             PURCHASER'S SOURCES AND USES:
                                             -----------------------------

BALANCE OF CASH TO BE FUNDED BY PURCHASER                                                          5,667,562.39
                                                                                                   ------------

ADDITIONAL CASH OUTLAYS BY PURCHASER:


                   Environmental Inspection Fees (100%)                             3,000.00
                   Lender's Policy (100%)                                             125.00
                   Attorney Fees- Truehart (100%)                                   2,500.00
                   Partnership Fee (100%)                                          30,000.00
                   Loan Fees (100%)                                                50,945.00
                   Settlement Fee (100%)                                                1.00
                   Inspection Fee- Olsen (100%)                                     2,200.00
                   Survey (50%) Clark-Geogram, Inc. Land Surveyors                  2,262.90
                                                                                   ---------
        PURCHASER'S CLOSING COSTS                                                                     91,033.90
                                                                                                   ------------

LESS LOAN AMOUNT                                                                                   4,542,757.47
                                                                                                   ------------
TOTAL CASH OUTLAY BY PURCHASER                                                                     1,215,838.82
                                                                                                   ============
---------------------------------------------------------------------------------------------------------------

                                        SELLER'S SOURCES AND USES:
                                        --------------------------

EARNEST MONEY                                                                                        100,000.00
CASH AMOUNT DUE TO SELLER                                                                          5,667,562.39
                                                                                                   ------------
TOTAL SELLER'S SOURCES                                                                             5,767,562.39


ITEMS PAYABLE FROM SELLER'S PROCEEDS AT CLOSING:

                   Broker Commission Payable to Marcus & Millichap                177,000.00
                   Survey (50%) Clark-Geogram, Inc. Land Surveyors                  2,262.90
                   Tax Certificate                                                    129.00
                   Title Premium- Base Only (100%)                                 32,028.00
                                                                                  ----------
        SELLER'S CLOSING COSTS                                                                       211,419.90
                                                                                                   ------------

BALANCE TO SELLER                                                                                  5,556,142.49
                                                                                                   ============

                                  SCHEDULE A

----------------------------------------------------------------------------------------------------------------------------

        OLD MILL SHOPPING CENTER
        PRO-RATE 1997 PROPERTY TAXES
        PRORATION MADE AS OF:         11:59 PM, TUESDAY,  JUNE 16, 1998

----------------------------------------------------------------------------------------------------------------------------




        ACTUAL 1997 REAL ESTATE TAXES:
                 04446-201-0020  (Map/Par No.)                                               180,685.20


                                                                                             ----------
        TOTAL 1997 REAL ESTATE TAXES:                                                        180,685.20

        ESTIMATED 1998 REAL ESTATE TAXES                                                     180,685.20

        SELLER'S PRORATA SHARE OF 1998 TAXES                     167/365                         45.753%
                                                                                             ----------

        SELLER'S SHARE OF 1998 TAXES                                                          82,669.67

        LESS ESTIMATED AMOUNTS PAID BY ANNUAL RET PAYERS BY:

                 HANCOCK FABRICS                    9,234.00
                 HIT OR MISS                        3,768.00
                 LONG JOHN SILVERS                  4,287.00
                 WHATABURGER                        4,613.00
                                                   ---------
                 TOTAL                             21,902.00
                                                   =========

        PRORATA SHARE OF TAX PAYMENTS                            167/365       45.753%        10,020.92
                                                                                              ---------

        CREDIT DUE TO PURCHASER (SELLER):                                                     72,648.75
                                                                                              =========

NOTES:
------
    [1] The 1997 real estate taxes are paid in full.  The 1998 tax bill will not be issued until October, 1998


                                  SCHEDULE B

----------------------------------------------------------------------------------------------

        OLD MILL SHOPPING CENTER
        TENANT PREPAID RENTS
        PRORATION MADE AS OF:   11:59 PM, TUESDAY,  JUNE 16, 1998

----------------------------------------------------------------------------------------------

                                                                         AMOUNT
                MERCHANT NAME                                            PREPAID
        ---------------------------------------------------------------------------

                NONE                                                          -
                                                                              -
                                                                        -----------

                TOTAL PREPAID RENTS CREDITED TO PURCHASER                                 0.00
                                                                                    ==========




                                  SCHEDULE C

------------------------------------------------------------------------------------------------------------------------------------

OLD MILL SHOPPING CENTER
RECURRING PAYABLES PRORATION
PRORATION MADE AS OF:                                    11:59 PM, TUESDAY, JUNE 16, 1998

------------------------------------------------------------------------------------------------------------------------------------

                                                         SERVICE CONTRACTS

                                                                                                                          CREDIT DUE
                                                                                BILLING PERIOD         # of DAYS           PURCHASER
VENDOR NAME                                                 PAYMENT          BEGIN         END           CREDIT          or (SELLER)
------------------------------------------------------------------------------------------------------------------------------------
PAID BY SELLER:

Grassworks                      Landscaping                 (673.44)        06/01/98     06/30/98           14              (314.27)
Garbage Gobbler                 Rubbish Removal              (79.38)        06/01/98     06/30/98           14               (37.04)
Ground Lease (parcel #2)                                    (700.00)        06/01/98     06/30/98           14              (326.67)
NW Emergency Clinic Extension   Legal Fees (per contract)   (446.25)        04/01/98     03/31/99          288              (352.11)
Haircrafters Extension          Legal Fees (per contract)   (703.75)        06/01/98     05/31/01        1,080              (693.48)
n/a                                                           (0.00)        06/01/98     06/30/98           14                (0.00)
                                                                                                                        -----------

                                                          TOTAL CREDIT DUE TO SELLER                                      (1,723.57)
                                                                                                                        ------------
PAYABLE BY BUYER:
n/a                                                            0.00         03/01/98     03/30/98            108               0.00
                                                                                                                        -----------
                                                          TOTAL CREDIT DUE TO PURCHASER                                        0.00
                                                                                                                        -----------
                                                          NET CREDIT DUE TO PURCHASER (SELLER)                            (1,723.57)
                                                                                                                        ===========

NOTE:
1] Ed Poulin pay period is from June 9, 1998 through June 22, 1998 and is based on hours worked. This pay period will be pro-rated post closing.

                                  SCHEDULE D

--------------------------------------------------------------------------------

OLD MILL SHOPPING CENTER
RETAIL TENANTS MONTHLY CHARGES
PRORATION MADE AS OF:     11:59 PM, TUESDAY,  JUNE 16, 1998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                                                          TOTAL         JUNE         JUNE
                                   JUNE                                   JUNE         CHARGES      CHARGES
        MERCHANT NAME              RENT          CAM          RET        CHARGES        PAID      OUTSTANDING
--------------------------------------------------------------------------------------------------------------
Amerimex Paint                   2,156.25       203.00       255.00      2,614.25      2,614.25           -
Because Hallmark                 2,018.32       252.00       317.33      2,587.65      2,587.65           -
Ben Franklin *PAYS % IN LIEU       800.00            -            -        800.00             -      800.00
Blockbuster Video                6,500.00       540.00       680.00      7,720.00      7,720.00           -
Dr. jolly                        1,400.00       126.00       158.67      1,684.67      1,684.67           -
Fancy Nails                      1,102.50        95.00       119.00      1,316.50      1,316.50           -
Forever Pets                     3,519.00            -            -      3,519.00      3,519.00           -
Four Seas Restaurant             2,824.55       258.00       325.27      3,407.82      3,407.82           -
General Nutrition Center         1,213.33        99.00       126.93      1,439.26      1,439.26           -
Haircrafters                     1,350.00       122.00       153.00      1,625.00      1,625.00           -
Hancock Fabrics                  4,433.33            -            -      4,433.33      4,433.33           -
Hit or Miss                      3,148.00       289.00            -      3,437.00      3,437.00           -
Hobby Lobby                     23,243.50     4,700.00     6,021.17     33,964.67     33,964.67           -
Leon Valley Boot & Shoe            735.00        76.00        95.20        906.20             -      906.20
Leon Valley Gold                 1,312.50       113.00       142.80      1,568.30      1,568.30           -
Long John Silvers                3,883.00            -            -      3,883.00      3,806.66       76.34
Mail Boxes Etc.                  1,410.67       144.00       181.33      1,736.00      1,736.00           -
Noah's Ark                       1,000.00        75.00       136.00      1,211.00      1,211.00           -
NW Emergency                     3,358.00       285.00       330.93      3,973.93      3,973.93           -
One Price Clothing               2,500.00       270.00       340.00      3,110.00      3,110.00           -
Sally Beauty                     1,567.19       115.00       144.50      1,826.69      1,826.69           -
TCBY Yogart                      1,187.50       128.00       161.50      1,477.00        473.92    1,003.08
Whataburget                      3,350.00       132.00            -      3,482.00      3,482.00           -
                                ---------------------------------------------------------------------------
                                ---------------------------------------------------------------------------
                                74,012.64     8,022.00     9,688.63     91,723.27     88,937.65
                                ===========================================================================

----------------------------------------------------------------------------------------------------------
                                     PURCH.          OTHER          TOTAL          TOTAL         TOTAL
                                    PRORATA       A/R BALANCE      BALANCE         PURCH.       TENANT
        MERCHANT NAME                SHARE        OUTSTANDING      PAST DUE      SHARE P/D    CREDITS DUE
----------------------------------------------------------------------------------------------------------
Amerimex Paint                      1,219.98               -              -             -              -
Because Hallmark                    1,207.57       (2,167.23)     (2,167.23)            -      (2,167.23)
Ben Franklin *PAYS % IN LIEU              -           800.00       1,600.00         373.33             -
Blockbuster Video                   3,602.67       (3,190.73)     (3,190.73)            -      (3,190.73)
Dr. jolly                             786.18         (630.94)       (630.94)            -        (630.94)
Fancy Nails                           614.37          (52.93)        (52.93)            -         (52.93)
Forever Pets                        1,642.20           50.49          50.49             -              -
Four Seas Restaurant                1,590.32         (272.42)       (272.42)            -        (272.42)
General Nutrition Center              671.65         (559.19)       (559.19)            -        (559.19)
Haircrafters                          758.33               -              -             -              -
Hancock Fabrics                     2,068.89        4,141.67       4,141.67             -              -
Hit or Miss                         1,603.93               -              -             -              -
Hobby Lobby                        15,850.18      (24,304.38)    (24,304.38)            -     (24,304.38)
Leon Valley Boot & Shoe                    -          (74.91)        831.29        422.89              -
Leon Valley Gold                      731.87           16.13          16.13             -              -
Long John Silvers                   1,776.44               -          76.34         35.63              -
Mail Boxes Etc.                       810.13         (131.01)       (131.01)            -        (131.01)
Noah's Ark                            565.13               -              -             -              -
NW Emergency                        1,854.50          (46.94)        (46.94)            -         (46.94)
One Price Clothing                  1,451.33       (1,176.94)     (1,176.94)            -      (1,176.94)
Sally Beauty                          852.46         (680.63)       (680.63)            -        (680.63)
TCBY Yogart                           221.16           40.39       1,043.47        468.10              -
Whataburget                         1,624.93               -              -             -              -
                                   ----------------------------------------------------------------------
                                   ----------------------------------------------------------------------
                                   41,504.22      (28,239.57)    (25,453.95)     1,299.95     (33,213.34)
                                   ======================================================================

NOTES:
1] Ben Franklin pays percentage of sales only. Rent for the current month is due by the 30th of the following month. Proration will occur post closing. MAY, 1998 PAYMENT IS DUE JUNE 30, 1998 (BUYER SHOULD THEN FORWARD TO SELLER) AND JUNE, 1998 PAYMENT IS DUE JULY 30, 1998.

                                  SCHEDULE E
--------------------------------------------------------------------------------

OLD MILL SHOPPING CENTER
SECURITY DEPOSIT CREDIT
PRORATION MADE AS OF:               11:59 PM, TUESDAY,  JUNE 16, 1998

--------------------------------------------------------------------------------

                                            SECURITY DEPOSITS
   MERCHANT NAME
   Amerimex Paint                                     2,765.63
   Because Hallmark                                   2,100.00
   Blockbuster Video                                    942.58
   Fancy Nails                                        1,343.00
   Forever Pets                                       3,105.00
   Four Seas Restaurant                               2,152.50
   Leon Valley Boot                                     665.00
   Leon Valley Gold                                   1,260.00
   Mailboxes Etc.                                     1,632.00
   NW Minor Emergency                                 1,920.00
   Noah's Ark                                           840.00
   TCBY                                               1,282.50

                                                     ---------

TOTAL SECURITY DEPOSITS CREDITED TO PURCHASER        20,008.21
                                                     =========